Exhibit 5.1

Harney Westwood & Riegels 3501 The Center 99 Queen's Road Central Hong Kong Tel: +852 5806 7800 Fax: +852 5806 7810

19 October 2021

raymond.ng@harneys.com

+852 5806 7883

051382-0008-RLN

Zhong Yang Financial Group Limited

中陽金融集團有限公司

118 Connaught Road West

Room 1101

Hong Kong

Dear Sir or Madam

Zhong Yang Financial Group Limited 中陽金融集團有限公司 (the Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Securities Act) (the Registration Statement), relating to the offering by the Company of certain of its ordinary shares of par value US$0.001 per share (the IPO Shares), the warrants to be issued to the underwriters (the Underwriter’s Warrants), and the ordinary shares underlying the Underwriter’s Warrants (the Underlying Shares, together with the IPO Shares and the Underwriter’s Warrants, the Shares).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which we regard as necessary in order to issue this opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

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1	Existence and Good Standing. The Company is a company duly incorporated with limited liability, and is validly existing and in good standing under the laws of the Cayman Islands. The Company is a separate legal entity and is subject to suit in its own name.

2	Authorised Share Capital. Based on our review of the M&A (as defined in Schedule 1), the share capital of the Company is US$150,000.00 divided into 150,000,000 shares of a nominal or par value of US$0.001 each.

3	Valid Issuance of IPO Shares. The allotment and issue of the IPO Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the IPO Shares will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation of the holders of any of the IPO Shares to make any further payment to the Company in respect of such IPO Shares.

4	Valid Issuance of the Underwriter’s Warrants. The issue of the Underwriter’s Warrants as contemplated by the Registration Statement has been duly authorised.

5	Valid Issuance of Underlying Shares. The allotment and issue of the Underlying Shares as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and exercised pursuant to the terms of the Underwriter’s Warrants, and fully paid for in accordance with the Registration Statement, and when the names of the shareholders are entered in the register of members of the Company, the Underlying Shares will be validly issued, allotted, fully paid and non-assessable, and there will be no further obligation of the holders of any of the Underlying Shares to make any further payment to the Company in respect of such Underlying Shares.

6	Cayman Islands Law. The statements under the caption “Taxation”, “Enforceability of Civil Liabilities” and “Description of Share Capital” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ Harney Westwood & Riegels
Harney Westwood & Riegels

Schedule 1

List of Documents and Records Examined

1	The certificate of incorporation of the Company dated 1 August 2019;

2	The memorandum and articles of association of the Company adopted by special resolution dated 9 September 2021 (the M&A);

3	The register of directors and register of members of the Company provided to us on 23 June 2021 and 9 October 2021, respectively;

Copies of 1-3 above have been provided to us by the Company (the Corporate Documents, and together with 4-7 below, the Documents).

4	A copy of executed written resolutions of the directors of the Company dated 19 October 2021 and a copy of executed written resolutions of the sole member of the Company dated 19 October 2021 (the Resolutions);

5	A certificate of incumbency issued by Vistra (Cayman) Limited, the registered office provider of the Company, on 12 October 2021;

6	A certificate from a director of the Company dated 19 October 2021, a copy of which is attached hereto (the Director’s Certificate); and

7	The Registration Statement filed with the Commission on 19 October 2021.

Schedule 2

Assumptions

1	Authenticity of Documents. Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals. All original Documents are authentic, all signatures, initials and seals are genuine.

2	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete as at the date of the passing of the Resolutions.

3	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

4	No Steps to Wind-up. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets.

5	Resolutions. The Resolutions remain in full force and effect.

6	Unseen Documents. Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

Schedule 3

Qualifications

1	We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

3	In this opinion the phrase non-assessable means, with respect to the issuance of shares, that a shareholder shall not, in respect of the relevant shares, have any obligation to make further contributions to the Company's assets (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

4	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

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